EXHIBIT 10.7


        FORM OF STOCK APPRECIATION RIGHTS AGREEMENT


     THIS AMENDMENT is made this 3rd day of June, 1998, between ROUNDY'S, INC., a Wisconsin corporation ("Roundy's") and
[EMPLOYEE NAME] ("Employee").

                            RECITALS:

1.   The Employee and Roundy's are parties to certain "Stock
     Appreciation Rights Agreements" dated as of [agreement dates] (the "Existing Agreements"), entered into pursuant to the Company's 1991 Stock Incentive Plan (the "Plan").

2. The Parties desire to amend the Existing Agreements, in the manner set forth herein, to conform the Existing Agreements to certain amendments made by Roundy's to the Plan.

                           AGREEMENT:

     Therefore, in consideration of the premises and the Employee's continued employment with Roundy's, Roundy's and the Employee hereby agree as follows:

     1.   Amendment of Existing Agreements.

     (A)  Clause (a) of Section 7 of each of the Existing
Agreements is deleted and replaced with the following:

          ". . . (a) the Fair Market Value per share of the
          Company Stock as of the date on which the SAR is exercised and . . ."

     (B)  The Expiration Date of each of the respective Existing
Agreements, as set forth on Page 1 thereof, is extended to a date five (5) years after the Expiration Date originally specified in such Existing Agreement.

     2. Agreements Otherwise Remain in Effect. Except as expressly set forth above, the Existing Agreements remain in force and effect in accordance with their original terms.

     IN WITNESS WHEREOF, the parties have executed this Amendment, as of the date first written above.

                              ROUNDY'S, INC.

                              By:
                                 Gerald F. Lestina, President & CEO

                              Attest:
*, Employee                        Edward G. Kitz, Vice Pres., Secy. & Treas.